Exhibit 99.2

HEALTHCARE REIT

2Q11 SUPPLEMENTAL INFORMATION

TABLE OF CONTENTS

CORPORATE Corporate Profile | 2 Analyst Coverage | 3

Investor Relations Contacts | 3 Executive Officers | 4

Forward-Looking Statements and Risk Factors | 5 Additional Information | 5

FINANCIAL Consolidated Balance Sheets (Unaudited) | 6

Consolidated Statements of Income (Unaudited) | 7

Funds from Operations Reconciliation | 8

Funds Available for Distribution Reconciliation | 9

Adjusted EBITDA Reconciliation | 10

Net Operating Income Reconciliation | 11

Outlook Reconciliation | 12

Normalizing Items | 13

Revenue and Lease Maturity | 13

Debt Maturities and Principal Payments | 14

Fixed and Floating Rate Debt | 14

Current Capitalization | 15

INVESTMENT Gross Investment Activity—Quarter | 16

Gross Investment Activity—Year | 17

Investment Timing | 18

Disposition Activity | 18

Discontinued Operations | 18

PORTFOLIO Portfolio Composition | 19

Investment Metrics | 19

Portfolio Concentration | 20

Top Ten Customer Descriptions | 21

MSA and Region Concentration | 22

Portfolio Performance | 23

Entrance Fee Portfolio | 23

Same Store Cash NOI Growth | 23

Portfolio Composition – Senior Housing Operating | 24

Portfolio Performance – Senior Housing | 25

Portfolio Performance – Skilled Nursing | 26

Portfolio Performance – Hospitals | 27

Portfolio Composition – Medical Office Buildings | 28

Portfolio Performance – Medical Office Buildings | 28

Portfolio Concentration – Medical Office Buildings | 29

Portfolio Composition – Life Science Buildings | 30

Development Activity | 31

Development Funding Projections | 31

Development Project Conversion Estimates | 31

Unstabilized Properties | 32

Portfolio Trends | 33

GLOSSARY Glossary | 34

Supplemental Reporting Measures | 37

CORPORATE

HEALTH CARE REIT, INC., is a real estate investment trust that has been at the forefront of senior living and health care real estate since its founding in 1970. An S&P 500 company with an enterprise value of $17.1 billion, Health Care REIT's portfolio spans the full spectrum of health care, including senior living communities, post-acute care facilities, medical office buildings, inpatient and outpatient medical centers and life science facilities. Health Care REIT's capital programs, combined with its comprehensive planning, development and property management services, make it a single-source solution for its partners.

Data as of:	June 30, 2011			
NYSE Symbol:	HCN	Enterprise Value (1):	$17.1 billion	Investment Concentration*
Closing Price:	$52.43	Gross Real Estate Assets (1):	$13.8 billion	Top 5 Customers (1) 41%
52 Week Hi/Lo:	$54.98/$41.28	Debt to Market Capitalization:	38%	Top 5 States (1) 39%
Dividend/Yield:	$2.86/5.45%	Debt to Book Capitalization:	49%	* % of total investments
Shares Outstanding:	177 million			

PROVEN INVESTMENT STRATEGY: RELATIONSHIPS, RESULTS, RETURNS

RELATIONSHIPS

Premier senior housing operators and health care systems choose to develop long-term business partnerships with Health Care REIT because the company is a trusted capital partner with unique and sophisticated structures that meet the operators' capital and operational needs. A partnership with Health Care REIT provides operators with capital to grow profitably while providing quality care to patients and residents.

RESULTS

Health Care REIT's actively managed and diversified portfolio includes over 100 high-quality organizations. Each new partnership creates the opportunity for growth through future off-market transactions. Over $7.3 billion has been invested in 2010 and 2011 to-date. The company's new $2.0 billion line of credit ensures certainty of execution for its partners and enhanced flexibility in funding new investments.

GROSS INVESTMENTS
$ millions


SH-NNN
SH-Ops
MFG
CIP
Other
$1,189
$1,234
$717
$3,151
$4,287
2007
2008
2009
2010
2011 (2)


Investment Balances
28%
28%
17%
18%
6%
3%
Senior Housing NNN
Skilled Nursing/Post-Acute
Senior Housing Operating
Medical Office Building
Hospital
Life Science

Notes:
(1) Includes joint venture investments.
(2) Includes all gross investments announced to-date.

2

RETURNS

Health Care REIT is focused on creating stockholder value. Since inception, the company has generated total annual returns of 16% and declared 161 consecutive quarterly dividends. The company maintains a commitment to investment growth, conservative balance sheet management and active asset and property management.

ANNUAL RETURNS SINCE INCEPTION*

35% 30% 25% 20% 15% 10% 5% 0%

1 year 5 years 10 years 20 years Since inception

* assumes reinvestment of dividends; data as of June 30, 2011

SOLID DIVIDEND PAYMENT RECORD*

$3.00 $2.50 $2.00 $1.50 $1.00 $0.50 $0.00

71 74 77 80 83 86 89 92 95 98 01 04 07 10

$2.86

*adjusted for stock splits

ANALYST COVERAGE

Robert W. Baird & Co. Bank of America Merrill Lynch BMO Capital Markets Corp. Cowen and Company Deutsche Bank

Securities Inc. Edward Jones Goldman Sachs & Co.

Green Street Advisors, Inc. J.J.B. Hilliard, W.L. Lyons, LLC Jefferies & Company, Inc. J.P. Morgan Securities Inc. KeyBanc Capital Markets Inc. Morgan Keegan & Co., Inc. Raymond James & Associates, Inc. Sandler O-Neill + Partners, L.P. Stifel Nicolaus & Company, Inc. UBS Securities LLC.

Wells Fargo Securities, LLC

INVESTOR RELATIONS

ANALYST / INVESTOR CONTACT Scott A. Estes EVP & CFO sestes@hcreit.com

Michael A. Crabtree SVP & Treasurer mcrabtree@hcreit.com

Jay P. Morgan SVP Finance jmorgan@hcreit.com

GENERAL INQUIRIES Jennifer C. Steiner VP-Communications info@hcreit.com

CORPORATE

CORPORATE

George L. Chapman

Chairman, Chief Executive Officer & President

Mr. Chapman is Chairman, Chief Executive Officer and President of the company. Mr. Chapman served as Chairman and Chief Executive Officer of the company from October 1996 to January 2009. He assumed the additional title of President of the company in January 2009. Mr. Chapman previously served as President of the company from September 1995 to May 2002. From January 1992 to September 1995, he served as Executive Vice President and General Counsel of the company.

Scott A. Estes

EVP & Chief Financial Officer

Mr. Estes is currently Executive Vice President and Chief Financial Officer. He served as Senior Vice President and Chief Financial Officer of the company since March 2006 and served as Vice President of Finance of the company from April 2003 to March 2006. From January 2000 to April 2003, Mr. Estes served as a Senior Equity Analyst and Vice President with Deutsche Bank Securities. From January 1998 to December 1999, Mr. Estes served as a Senior Equity Analyst and Vice President with Bank of America Securities.

Charles J. Herman, Jr.

EVP & Chief Investment Officer

Mr. Herman has served as Executive Vice President and Chief Investment Officer of the company since March 2006. Mr. Herman served as Vice President and Chief Investment Officer of the company from May 2004 to March 2006 and served as Vice President of Operations from August 2000 to May 2004. From 1998 to August 2000, Mr. Herman was a founding member and President of Herman/Turner Group, LLC, a health care consulting company. Prior to that, Mr. Herman was a founder and Chief Operating Officer of Capital Valuation Group, a health care consulting firm founded in 1991.

Jeffrey H. Miller

EVP – Operations & General Counsel

Mr. Miller has served as Executive Vice President and General Counsel of the company since March 2006 and assumed the additional title of Executive Vice President-Operations in January 2009. He served as Vice President and General Counsel of the company from July 2004 to March 2006. From 1996 to June 2004, Mr. Miller was a partner in the real estate practice group of the law firm of Shumaker, Loop & Kendrick, LLP.

John T. Thomas

EVP – Medical Facilities

Mr. Thomas has served as Executive Vice President-Medical Facilities since January 2009. He served as President and Chief Development Officer of Cirrus Health from July 2005 to January 2009. Mr. Thomas served as Senior Vice President/General Counsel for Baylor Health Care System from October 2000 to July 2005 and as General Counsel/Secretary for the St. Louis division of the Sisters of Mercy Health System from April 1997 to October 2000.

Forward-Looking Statements and Risk Factors

This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its critical accounting policies; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, senior housing and life sciences industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations 4 affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life sciences tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated August 4, 2011 and other information filed with, or furnished to, the Securities and Exchange Commission (“SEC”). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov.

CORPORATE

FINANCIAL

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

June 30,

2011 2010

Assets

Real estate investments:

Real property owned

Land and land improvements $ 983,746 $ 571,501

Buildings and improvements 11,497,863 5,854,675

Acquired lease intangibles 347,662 147,861

Real property held for sale, net of accumulated depreciation 18,202 13,020

Construction in progress 212,161 255,883

Gross real property owned 13,059,634 6,842,940

Less accumulated depreciation and amortization (968,289) (766,630)

Net real property owned 12,091,345 6,076,310

Real estate loans receivable (1) 326,651 471,805

Less allowance for losses on loans receivable (1,692) (5,025)

Net real estate loans receivable 324,959 466,780

Net real estate investments 12,416,304 6,543,090

Other assets:

Equity investments 250,933 181,527

Goodwill 51,207

Deferred loan expenses 48,808 31,568

Cash and cash equivalents 328,758 55,423

Restricted cash 42,497 59,656

Receivables and other assets (2) 342,154 208,067

Total other assets 1,064,357 536,241

Total assets $ 13,480,661 $ 7,079,331

Liabilities and equity

Liabilities:

Borrowings under unsecured lines of credit arrangements $— $ 206,000

Senior unsecured notes 4,429,992 2,135,422

Secured debt 1,889,873 813,341

Capital lease obligations 83,794

Accrued expenses and other liabilities 325,550 187,443

Total liabilities 6,729,209 3,342,206

Redeemable noncontrolling interests 18,410

Equity:

Preferred stock 1,010,417 286,410

Common stock 177,290 124,520

Capital in excess of par value 6,314,692 3,937,485

Treasury stock 13,493) (11,315)

Cumulative net income 1,795,448 1,630,120

Cumulative dividends (2,682,479) (2,237,720)

Accumulated other comprehensive income (10,145) (8,526)

Other equity 6,460 5,755

Total Health Care REIT, Inc. stockholders’ equity 6,598,190 3,726,729

Noncontrolling interests 134,852 10,396

Total equity 6,733,042 3,737,125

Total liabilities and equity $ 13,480,661 $ 7,079,331

Notes:

(1) Includes non-accrual loan balances of $9,287,000 and $78,438,000 at June 30, 2011 and 2010, respectively.

(2) Includes net straight-line receivable balances of $97,769,000 and $84,361,000 at June 30, 2011 and 2010, respectively.

FINANCIAL

Consolidated Statements of Income (unaudited)

(amounts in thousands except per share data)

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six months ended June 30, 2011	Six months ended June 30, 2010
Revenues:				
Rental income	$ 239,703	$ 141,764	$ 406,848	$ 274,761
Resident fees and service	123,149	-	194,435	-
Interest income	12,866	9,335	24,575	18,383
Other income	5,341	2,650	8,165	3,646
Total revenues	**381,059**	**153,749**	**634,023**	**296,790**
Expenses:				
Interest expense	83,961	35,478	142,347	63,403
Property operating expenses	100,197	11,970	164,126	23,761
Depreciation and amortization	110,382	44,037	183,186	84,042
General and administrative expenses	19,562	11,878	37,276	28,700
Transaction costs	13,738	752	49,803	8,466
Loss (gain) on extinguishment of debt	-	7,035	-	25,072
Provision for loan losses	168	-	416	-
Total expenses	**328,008**	**111,150**	**577,154**	**233,444**
Income from continuing operations before income taxes and income from unconsolidated joint ventures	53,051	42,599	56,869	63,346
Income tax expense	(211)	(188)	(340)	(273)
Income from unconsolidated joint ventures	971	1,828	2,514	2,596
Income from continuing operations	**53,811**	**44,239**	**59,043**	**65,669**
Discontinued operations:				
Gain (loss) on sales of properties	30,224	3,314	56,380	10,033
Impairment of assets	-	-	(202)	-
Income (loss) from discontinued operations, net	2,173	3,511	2,797	7,056
Discontinued operations, net	**32,397**	**6,825**	**58,975**	**17,089**
Net income	**86,208**	**51,064**	**118,018**	**82,758**
Less: Preferred stock dividends	17,353	5,484	26,033	10,993
Net income (loss) attributable to noncontrolling interests	(992)	(66)	(1,234)	307
Net income attributable to common stockholders	**$ 69,847**	**$ 45,646**	**$ 93,219**	**$ 71,458**
Average number of common shares outstanding:				
Basic	176,445	123,808	165,755	123,541
Diluted	177,487	124,324	166,458	124,059
Net income attributable to common stockholders per share:				
Basic	$ 0.40	$ 0.37	$ 0.56	$ 0.58
Diluted	$ 0.39	$ 0.37	$ 0.56	$ 0.58
Common dividends per share	$ 0.715	$ 0.68	$ 1.405	$ 1.36

7

FINANCIAL

Funds From Operations Reconciliation *

(amounts in thousands except per share data)

	Three Months Ended June 30,				Six months ended June 30,			
	2011		2010		2011		2010	
Net income attributable to common stockholders	**$**	**69,847**	**$**	**45,646**	**$**	**93,219**	**$**	**71,458**
Depreciation and amortization (1)		111,053		47,451		185,821		91,032
Loss (gain) on sales of properties		(30,224)		(3,314)		(56,380)		(10,033)
Noncontrolling interests (2)		(4,487)		108		(8,647)		(255)
Unconsolidated joint ventures (3)		3,364		2,323		6,391		3,098
Funds from operations		**149,553**		**92,214**		**220,404**		**155,300**
Normalizing items, net (4)		10,396		6,937		47,740		36,269
Funds from operations — normalized	**$**	**159,949**	**$**	**99,151**	**$**	**268,144**	**$**	**191,569**
Average diluted common shares outstanding		177,487		124,324		166,458		124,059
Per diluted share data:								
Net income attributable to common stockholders	$	0.39	$	0.37	$	0.56	$	0.58
Funds from operations	$	0.84	$	0.74	$	1.32	$	1.25
Funds from operations — normalized	$	0.90	$	0.80	$	1.61	$	1.54
Normalized FFO Payout Ratio								
Dividends per share	$	0.715	$	0.68	$	1.405	$	1.36
FFO per diluted share — normalized	$	0.90	$	0.80	$	1.61	$	1.54
Normalized FFO payout ratio		79%		85%		87%		88%

Notes:
* Please see discussion of Supplemental Reporting Measures on page 37.
(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
(2) Represents noncontrolling interests' share of transaction costs and depreciation and amortization.
(3) Represents HCN's share of unconsolidated joint ventures' depreciation and amortization.
(4) See page 13 for schedule of normalizing items.

8

FINANCIAL

Funds Available for Distribution Reconciliation *

(amounts in thousands except per share data)

	Three Months Ended June 30,		Six months ended June 30,	
	2011	2010	2011	2010
Net income attributable to common stockholders	**$ 69,847**	**$ 45,646**	**$ 93,219**	**$ 71,458**
Depreciation and amortization (1)	111,053	47,451	185,821	91,032
Loss (gain) on sales of properties	(30,224)	(3,314)	(56,380)	(10,033)
Noncontrolling interests (2)	(3,975)	50	(7,812)	(290)
Unconsolidated joint ventures (3)	1,653	915	2,845	1,214
Gross straight-line rental income	(10,988)	(4,145)	(16,018)	(8,598)
Prepaid/straight-line rent receipts	3,102	2,330	6,713	4,068
Amortization related to above/(below) market leases, net	(398)	(809)	(1,056)	(1,296)
Non-cash interest expense	2,698	3,659	6,415	6,500
Cap-ex, tenant improvements, lease commissions	(8,924)	(5,060)	(17,065)	(8,831)
Funds available for distribution	**133,844**	**86,723**	**196,682**	**145,224**
Normalizing items, net (4)	10,396	6,937	47,740	36,269
Prepaid/straight-line rent receipts	(3,102)	(2,330)	(6,713)	(4,068)
Funds available for distribution — normalized	**$ 141,138**	**$ 91,330**	**$ 237,709**	**$ 177,425**
Average diluted common shares outstanding	177,487	124,324	166,458	124,059
Per diluted share data:				
Net income attributable to common stockholders	$ 0.39	$ 0.37	$ 0.56	$ 0.58
Funds available for distribution	$ 0.75	$ 0.70	$ 1.18	$ 1.17
Funds available for distribution — normalized	$ 0.80	$ 0.73	$ 1.43	$ 1.43
Normalized FAD Payout Ratio				
Dividends per share	$ 0.715	$ 0.68	$ 1.405	$ 1.36
FAD per diluted share — normalized	$ 0.80	$ 0.73	$ 1.43	$ 1.43
Normalized FAD payout ratio	89%	93%	98%	95%

Notes:

* Please see discussion of Supplemental Reporting Measures on page 37.

(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Represents noncontrolling interests' share of transaction costs, depreciation and amortization, gross straight-line rental income, amortization of above/below market leases and non-cash interest expense.

(3) Represents HCN's share of unconsolidated joint ventures' depreciation and amortization, gross straight-line rental income, amortization of above/below market leases and non-cash interest expense.

(4) See page 13 for schedule of normalizing items.

9

FINANCIAL

Adjusted EBITDA Reconciliation *

(dollars in thousands)

Twelve Months Ended Three Months Ended

June 30, June 30,

2011 2011

Net income $ 164,146 $ 86,209

Interest expense (3) 237,528 84,773

Income tax expense 430 211

Depreciation and amortization (3) 297,333 111,053

Stock-based compensation 10,350 1,681

Provision for loan losses 30,100 168

Loss (gain) on extinguishment of debt 9,099

Adjusted EBITDA $ 748,986 $ 284,095

Interest Coverage Ratio

Interest expense (3) $ 237,528 $ 84,773

Capitalized interest 15,418 2,313

Non-cash interest expense (13,859) (2,698)

Total interest $ 239,087 $ 84,388

Adjusted EBITDA $ 748,986 $ 284,095

Adjusted interest coverage ratio 3.13x (1) 3.37x

Fixed Charge Coverage Ratio

Total interest (3) $ 239,087 $ 84,388

Secured debt principal amortization 21,866 7,011

Preferred dividends 36,685 17,353

Total fixed charges $ 297,638 $ 108,752

Adjusted EBITDA $ 748,986 $ 284,095

Adjusted fixed charge coverage ratio 2.52x (2) 2.61x

Net Debt to EBITDA Ratio

Total debt $ 6,403,659

Less: cash and cash equivalents (328,758)

Net debt $ 6,074,901

Adjusted EBITDA Annualized 1,136,380

Net debt to adjusted EBITDA ratio 5.35x

Notes:

* Please see discussion of Supplemental Reporting Measures on page 37.

(1) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times.

(2) Effective July 27, 2011, a comparable covenant in our unsecured line of credit arrangement is a minimum of 1.50 times.

(3) Interest expense and depreciation and amortization include discontinued operations.

FINANCIAL

Net Operating Income Reconciliation *

(dollars in thousands)

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six months ended June 30, 2011	Six months ended June 30, 2010
Total revenues:				
Senior housing triple-net:				
Senior housing	$ 76,128	$ 56,197	$ 144,781	$ 108,561
Skilled nursing	93,119	41,057	130,207	81,929
Sub-total rental income	**169,247**	**97,254**	**274,988**	**190,490**
Interest income	11,036	8,830	20,414	17,405
Other income	4,497	1,536	5,004	2,028
Total senior housing triple-net income	**184,780**	**107,620**	**300,406**	**209,923**
Senior housing operating: Resident fees and services	**123,149**	**-**	**194,435**	**-**
Medical facilities:				
Rental income (2):				
Medical office(1)	58,560	42,056	113,329	82,145
Hospitals	17,561	12,484	30,228	23,265
Life sciences (1)	10,584	9,355	21,854	13,080
Sub-total rental income	**86,705**	**63,895**	**165,411**	**118,490**
Interest income	1,830	505	4,161	978
Other income	466	302	2,251	574
Total medical facilities income	**89,001**	**64,702**	**171,823**	**120,042**
Non-segment/corporate other income	378	812	910	1,044
Total revenues	**397,308**	**173,134**	**667,574**	**331,009**
Property operating expenses:				
Senior housing triple-net	-	-	-	-
Senior housing operating	84,334	-	133,606	-
Medical facilities (1,2)	20,185	15,719	40,094	30,539
Non-segment/corporate	-	-	-	-
Total property operating expenses	**104,519**	**15,719**	**173,700**	**30,539**
Net operating income:				
Senior housing triple-net	184,780	107,620	300,406	209,923
Senior housing operating	38,815	-	60,829	-
Medical facilities	68,816	48,983	131,729	89,503
Non-segment/corporate	378	812	910	1,044
Net operating income	**$ 292,789**	**$ 157,415**	**$ 493,874**	**$ 300,470**

Notes:

* Please see discussion of Supplemental Reporting Measures on page 37.

(1) Includes HCN's share of revenues and expenses from unconsolidated joint ventures. See pages 28 and 30 for additional information.

(2) The three months ended June 30, 2011 includes the following amounts (in thousands):

Rental income from discontinued operations:	
Senior housing	$ 1,236
Skilled nursing	2,200
Medical office	1,050
Total	**$ 4,486**
Non-cash rental income from continuing operations:	
Senior housing	$ 2,846
Skilled nursing	5,887
Hospitals	220
Medical office	2,433
Life sciences (1)	1,155
Total	**$ 12,541**
Property operating expenses from discontinued operations:	
Medical office	$ 566
Hospitals	$ 264
Total	**$ 830**

11

FINANCIAL

Outlook Reconciliation: Year ended December 31, 2011

(amounts represent per share data)

Low High

FFO Reconciliation*

Net income attributable to common stockholders $ 1.04 $ 1.10

Loss (gain) 3 on sales of properties (0.33) (0.33)

Depreciation and amortization (1) 2.35 2.35

Funds from operations $ 3.06 $ 3.12

Normalizing items, net (2) 0.28 0.28

Funds from operations — normalized $ 3.34 $ 3.40

FAD Reconciliation*

Net income attributable to common stockholders $ 1.04 $ 1.10

Loss (gain) 3 on sales of properties (0.33) (0.33)

Depreciation and amortization (1) 2.35 2.35

Net straight-line rent and above/below amortization (10.19) (0.19)

Non-cash interest expense 0.09 0.09

Cap-ex, tenant improvements, lease commissions (0.18) (0.18)

Funds available for distribution $ 2.78 $ 2.84

Normalizing items, net (2) 0.28 0.28

Prepaid/straight-line rent receipts (0.04) (0.04)

Funds available for distribution — normalized $ 3.02 $ 3.08

Notes:

* Please see discussion of Supplemental Reporting Measures on page 37.

(1) Amounts presented net of noncontrolling interests’ share and HCN’s share of unconsolidated joint ventures.

(2) See page 13 for schedule of normalizing items.

FINANCIAL

Normalizing Items *

(amounts in thousands except per share data)

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six months ended June 30, 2011	Six months ended June 30, 2010
Impairment of assets	$ -	$ -	$ 202	$ -
Transaction costs	13,738	752	49,803	8,466
Special stock compensation grants/payments	-	-	-	2,853
Loss (gain) on extinguishment of debt	-	7,035	-	25,072
Provision for loan losses	168	-	416	-
Held for sale hospital operating expenses	264	150	1,093	878
Non-recurring other income	(3,774)	(1,000)	(3,774)	(1,000)
Total	**$ 10,396**	**$ 6,937**	**$ 47,740**	**$ 36,269**
Average diluted shares outstanding	177,487	124,324	166,458	124,059
Net amount per diluted share	$ 0.06	$ 0.06	$ 0.29	$ 0.29

Revenue and Lease Maturity

(amounts in thousands except per share data)

Year	Rental Income (1) Senior Housing	Skilled Nursing	Hospitals	Medical Office	Total Rental Income	Interest Income (2)	Total Revenues	% of Total
2011	$ 2,243	$ -	$ -	$ 4,036	$ 6,279	$ 1,092	$ 7,371	0.8%
2012	5,549	6,887	-	13,793	26,229	1,505	27,734	2.9%
2013	44,499	-	-	10,565	55,064	12,118	67,182	7.1%
2014	-	6,400	-	12,064	18,464	5,469	23,933	2.5%
2015	-	2,014	-	11,276	13,290	1,237	14,527	1.5%
2016	-	-	-	15,197	15,197	447	15,644	1.7%
2017	12,720	3,885	2,350	11,216	30,171	3,147	33,318	3.5%
2018	36,751	-	-	5,138	41,889	1,397	43,286	4.6%
2019	9,463	18,465	-	10,631	38,559	160	38,719	4.1%
2020	12,918	27,556	5,954	9,987	56,415	1,459	57,874	6.1%
Thereafter	177,191	289,109	62,641	72,659	601,600	11,307	612,907	65.2%
	$ 301,334	**$ 354,316**	**$ 70,945**	**$ 176,562**	**$ 903,157**	**$ 39,338**	**$ 942,495**	**100.0%**

Notes:

* Please see discussion of Supplemental Reporting Measures on page 37.

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

13

FINANCIAL

Debt Maturities and Principal Payments

(dollars in thousands)

Year		Line of Credit (1)		Senior Notes (2,3)		Secured Debt (2,4)		Consolidated Debt (5)	% of Total		Joint Ventures (6)		Combined Debt	% of Total
2011	$	-	$	-	$	14,545	$	14,545	0.2%	$	2,349	$	16,894	0.3%
2012		-		76,853		101,796		178,649	2.8%		39,757		218,406	3.3%
2013		-		300,000		274,860		574,860	9.1%		28,967		603,827	9.3%
2014		-		-		186,539		186,539	2.9%		25,058		211,597	3.2%
2015		-		250,000		181,087		431,087	6.8%		9,207		440,294	6.7%
2016		-		700,000		172,558		872,558	13.8%		45,370		917,928	14.1%
2017		-		450,000		427,825		877,825	13.9%		31,654		909,479	13.9%
Thereafter		-		2,688,077		509,919		3,197,996	50.5%		10,156		3,208,152	49.2%
Totals	**$**	**-**		**$4,464,930**	**$**	**1,869,129**		**$6,334,059**	**100.0%**		**$ 192,518**		**$6,526,577**	**100.0%**
Weighted Avg Interest Rate (7)		**1.5%**		**5.1%**		**5.5%**		**5.2%**			**6.1%**		**5.3%**	
Weighted Avg Maturity (3)		**-**		**10.8**		**8.2**		**10.0**			**4.5**		**9.9**	

Fixed and Floating Rate Debt

(dollars in thousands)

		Consolidated Debt	% of Consolidated		Combined Debt	% of Combined
Fixed Rate Debt						
Senior notes	$	4,464,930	70.5%	$	4,464,930	68.4%
Secured debt		1,653,235	26.1%		1,845,753	28.2%
Total fixed	**$**	**6,118,165**	**96.6%**	**$**	**6,310,683**	**96.6%**
Floating Rate Debt						
Line of credit	$	-	0.0%	$	-	0.0%
Secured debt		215,894	3.5%		215,894	3.3%
Total floating	**$**	**215,894**	**3.5%**	**$**	**215,894**	**3.3%**
Total debt	**$**	**6,334,059**	**100.0%**	**$**	**6,526,577**	**100.0%**

Notes:

(1) Effective July 27, 2011, current line of credit capacity of $2.0 billion with remaining availability of $2.0 billion. Line of credit currently matures on July 27, 2015.

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) $126 million of convertible senior notes are puttable on December 1, 2011, $168 million of convertible senior notes are puttable on July 15, 2012 and $494 million of convertible senior notes are puttable on December 1, 2014. Weighted average maturities would be 8.1 years and 8.2 years for senior notes and consolidated debt, respectively, using the puttable dates.

(4) Secured debt includes $1,099,137,000 related to HCN's senior housing operating partnerships.

(5) Excludes capital lease obligations of $8.8 million that mature in April 2015 and $74.0 million that mature in November 2013.

(6) Represents HCN's share of secured debt of unconsolidated joint ventures.

(7) Line of credit interest rate represents 1-month LIBOR + 135 bps at June 30, 2011. Senior notes and secured debt average interest rate represents the face value note rate.

14

Current Capitalization

(amounts in thousands except per share data)

Consolidated% of Total

Book Capitalization

Line of credit $— 0.0%

Long-term debt obligations 6,403,659 48.7%

Debt to consolidated book capitalization (1) 6,403,659 48.7%

Total equity 6,733,042 51.3%

Consolidated book capitalization $ 13,136,701 100.0%

HCN share of unconsolidated joint venture debt 192,518

Total book capitalization $ 13,329,219

Undepreciated Book Capitalization

Line of credit $— 0.0%

Long-term debt obligations 6,403,659 45.4%

Debt to consolidated undepreciated book capitalization 6,403,659 45.4%

Accumulated depreciation and amortization 968,289 6.9%

Total equity 6,733,042 47.7%

Consolidated undepreciated book capitalization $ 14,104,990 100.0%

HCN share of unconsolidated joint venture debt 192,518

Total undepreciated book capitalization $ 14,297,508

Enterprise Value

Line of credit $— 0.0%

Long-term debt obligations 6,403,659 38.0%

Debt to consolidated enterprise value 6,403,659 38.0%

Common shares outstanding 177,328

Period end share price $52.43

Common equity market capitalization 9,297,307 55.1%

Noncontrolling interests 153,262 0.9%

Preferred stock 1,010,417 6.0%

Consolidated enterprise value $ 16,864,645 100.0%

HCN share of unconsolidated joint venture debt 192,518

Total enterprise value $ 17,057,163

Secured Debt as % of Total Assets (2)

Secured debt $ 1,889,873 14.0%

Total assets $ 13,480,661

Total Debt as % of Total Assets (3)

Total debt $ 6,403,659 47.5%

Total assets $ 13,480,661

Unsecured Debt as % of Unencumbered Assets (4)

Unsecured debt $ 4,513,786 43.1%

Unencumbered assets $ 10,468,867

Notes:

(1) A comparable covenant in our unsecured line of credit arrangement is a maximum of 60%.

(2) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our unsecured line of credit arrangement is a maximum of 30%.

(3) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(4) A comparable covenant in our unsecured line of credit arrangement is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

FINANCIAL

INVESTMENT

Gross Investment Activity

Second Quarter 2011

Investment Per

Amount Bed / Unit / Initial

Properties ($000) Square Foot Cash Yield

Real Property Acquisitions

Combination — rental 15 2,043 units $ 315,624 $ 154,490 7.8%

Freestanding independent living 1 144 units 14,900 103,472 7.5%

Freestanding assisted living 13 975 units 105,228 107,926 8.0%

Freestanding skilled nursing 129 16,156 beds 2,222,977 137,595 8.3%

Medical office buildings 6 383,335 sf 64,607 169 7.6%

Total acquisitions 164 2,723,336$ 8.2%

Construction in Progress

Development projects:

Combination — rental 10 1,124 units $ 30,878

Freestanding dementia care 1 42 units 2,277

Hospitals 3 202 beds 15,115

Medical office buildings 3 603,021 sf 26,445

Total development projects 17 74,715

Expansion projects:

CCRC — entrance fee 5 75 units 2,762

Combination — entrance fee 6 135 units 5,563

Total expansion projects 11 8,325

Total construction in progress 28 83,040

Capital improvements to existing properties 5,541 8.3%

Loan advances 5,355 5.9%

Gross investments $2,817,272

INVESTMENT

Gross Investment Activity

	Year-to-date 2011					
	Properties			Amount ($000)	Investment Per Bed / Unit / Square Foot	Initial Cash Yield
Real Property Acquisitions						
Senior housing operating	46	3,878	units	$1,098,400	$ 283,239	7.1%
Combination - rental	21	2,827	units	417,688	147,750	7.8%
Freestanding independent living	1	144	units	14,900	103,472	7.5%
Freestanding assisted living	13	975	units	105,228	107,926	8.0%
Freestanding dementia care	1	64	units	11,300	176,563	9.0%
Freestanding skilled nursing	129	16,156	beds	2,222,977	137,595	8.3%
Medical office buildings	6	383,335	sf	64,607	169	7.6%
Land parcels	1			6,770		
Total acquisitions	**218**			**$3,941,870**		**7.9%**
Construction in Progress						
Development projects:						
Combination - rental	10	1,124	units	$ 55,685		
Freestanding dementia care	1	42	units	4,647		
Hospitals	3	202	beds	39,675		
Medical office buildings	6	917,261	sf	81,656		
Total development projects	**20**			**181,663**		
Expansion projects:						
CCRC - entrance fee	5	75	units	5,063		
Combination - entrance fee	6	135	units	10,604		
Hospitals	1	31	beds	2,819		
Total expansion projects	**12**			**18,486**		
Total construction in progress	**32**			**200,149**		
Capital improvements to existing properties				7,230		8.2%
Loan advances				28,467		7.5%
Gross investments				**$4,177,716**		

17

INVESTMENT

Investment Timing

(dollars in thousands)

	Acquisitions/ Joint Ventures	Initial Cash Yield	Loan Advances	Initial Cash Yield	Construction Conversions	Initial Cash Yield	Dispositions	Yield on Sale
April	$ 2,625,719	8.2%	$ 1,639	6.7%	$ 205,560	9.3%		
May	70,817	7.9%	1,320	5.8%	14,065	9.9%	$ 112,779	9.1%
June	26,800	8.3%	2,396	5.3%	7,694	6.0%	143,952	9.6%
Total	**$ 2,723,336**	**8.2%**	**$ 5,355**	**5.9%**	**$ 227,319**	**9.2%**	**$ 256,731**	**9.4%**

Disposition Activity

(dollars in thousands)

	Second Quarter 2011		Year-to-Date 2011	
	Amount	% of Total	Amount	% of Total
Dispositions by Investment Type				
Real property	$ 134,478	52.4%	$ 152,370	54.0%
Real estate loans receivable	122,253	47.6%	129,860	46.0%
Total	**$ 256,731**	**100.0%**	**$ 282,230**	**100.0%**
Dispositions by Property Type				
Combination - rental	$ 99,183	38.6%	$ 99,183	35.1%
Freestanding assisted living	-	0.0%	10,953	3.9%
Freestanding dementia care	-	0.0%	6,939	2.5%
Medical office building	35,295	13.7%	35,295	12.5%
Real estate loans receivable	122,253	47.7%	129,860	46.0%
Total	**$ 256,731**	**100.0%**	**$ 282,230**	**100.0%**

Discontinued Operations

(dollars in thousands)

	Second Quarter		Year-to-Date	
	2011	2010	2011	2010
Revenues				
Rental income	$ 4,486	$ 10,030	$ 9,403	$ 21,139
Expenses				
Interest expense	812	2,072	1,756	4,132
Property operating expenses	830	1,033	2,215	2,961
Depreciation and amortization	671	3,414	2,635	6,990
Income / (loss) from discontinued operations, net	**$ 2,173**	**$ 3,511**	**$ 2,797**	**$ 7,056**

18

PORTFOLIO

Portfolio Composition

	Properties		Investment Balance ($000) (1)	% of Total		Committed Balance ($000)	% of Total
Investment Concentration - By Predominant Service Type							
Senior housing triple-net	262	$	3,581,102	28.0%	$	3,678,470	28.3%
Skilled nursing facilities	303		3,577,149	27.9%		3,584,329	27.5%
Senior housing operating (2)	99		2,207,194	17.2%		2,207,194	16.9%
Hospitals	31		817,632	6.4%		819,898	6.3%
Medical office buildings	166		2,282,355	17.8%		2,394,847	18.4%
Life science buildings (3)	7		342,725	2.7%		342,725	2.6%
Total	**868**	**$**	**12,808,157**	**100.0%**	**$**	**13,027,463**	**100.0%**
Investment Concentration - By Facility Type							
Senior housing triple-net portfolio							
CCRC - entrance fee	5	$	273,681	2.1%	$	279,514	2.1%
CCRC - rental	9		304,755	2.4%		304,755	2.3%
Combination - entrance fee	8		386,433	3.0%		394,339	3.0%
Combination - rental	143		1,947,571	15.2%		2,028,023	15.6%
Dementia care	22		126,361	1.0%		129,539	1.0%
Freestanding senior housing	69		387,240	3.0%		387,240	3.0%
Land	6		16,510	0.1%		16,510	0.1%
Other loans	-		138,551	1.2%		138,551	1.2%
Subtotal senior housing	**262**		**3,581,102**	**28.0%**		**3,678,470**	**28.3%**
Combination skilled nursing	34		305,015	2.4%		312,195	2.4%
Freestanding skilled nursing	269		3,161,215	24.7%		3,161,215	24.3%
Other loans	-		110,919	0.8%		110,919	0.8%
Subtotal skilled nursing	**303**		**3,577,149**	**27.9%**		**3,584,329**	**27.5%**
Senior housing triple-net total	**565**		**7,158,251**	**55.9%**		**7,262,799**	**55.8%**
Senior housing operating (2)	**99**		**2,207,194**	**17.2%**		**2,207,194**	**16.9%**
Medical facilities portfolio							
Long-term acute care	16		209,031	1.6%		209,031	1.6%
Acute care	7		430,019	3.4%		432,285	3.3%
Inpatient rehab	6		143,122	1.1%		143,122	1.1%
Land	2		11,217	0.1%		11,217	0.1%
Other loans	-		24,243	0.2%		24,243	0.2%
Subtotal hospitals	**31**		**817,632**	**6.4%**		**819,898**	**6.3%**
Medical office buildings	166		2,282,355	17.8%		2,394,847	18.4%
Life science buildings (3)	7		342,725	2.7%		342,725	2.6%
Medical facilities total	**204**		**3,442,712**	**26.9%**		**3,557,470**	**27.3%**
Total portfolio	**868**	**$**	**12,808,157**	**100.0%**	**$**	**13,027,463**	**100.0%**

Investment Metrics	Bed / Unit / Square Foot			Committed Balance ($000)		Per Bed / Unit / Square Foot
Senior housing triple-net	23,626	units	$	3,678,470	$	172,287
Skilled nursing	39,478	beds		3,584,329		90,793
Senior housing operating (2)	10,536	units		2,207,194		209,491
Hospital	1,857	beds		819,898		441,517
Medical office	9,555,262	sf		2,394,847		251
Life science (3)				342,725		
Total			**$**	**13,027,463**		

Notes:
(1) Includes HCN's share of unconsolidated joint ventures.
(2) See Senior Housing Operating disclosure on page 24.
(3) See Life Science disclosure on page 30.

19

PORTFOLIO

Portfolio Concentration

(dollars in thousands)

By Relationship	Total Properties	Investment Balance (1)	% of Balances
Genesis HealthCare, LLC	148	$ 2,479,070	19.4%
Benchmark Senior Living, LLC	34	908,290	7.1%
Merrill Gardens, LLC	38	709,874	5.5%
Senior Living Communities, LLC	12	606,056	4.7%
Brandywine Senior Living, LLC	19	605,383	4.7%
Senior Star Living	10	460,577	3.6%
Brookdale Senior Living, Inc.	74	319,090	2.5%
Aurora Health Care, Inc.	18	297,404	2.3%
Capital Senior Living Corporation	24	296,847	2.3%
Silverado Senior Living, Inc.	19	260,755	2.0%
Remaining portfolio	472	5,864,811	45.9%
Total	**868**	**$12,808,157**	**100.0%**

Balances By State	Senior Housing Triple-net	Skilled Nursing	Senior Housing Operating	Hospital	Medical Office & Life Science (1)	Total Properties	Investment Balance	% of Total
Massachusetts	$ 103,893	$ 372,065	$ 341,580	$ 11,217	$ 342,725	57	$ 1,171,480	9.1%
California	74,341	-	417,495	312,484	205,511	47	1,009,831	7.9%
New Jersey	310,727	453,355	-	35,478	163,602	46	963,162	7.5%
Florida	318,624	209,305	6,916	-	395,054	85	929,899	7.3%
Texas	220,938	168,456	114,890	191,449	207,645	77	903,378	7.1%
Pennsylvania	207,379	557,920	-	-	-	44	765,299	6.0%
Connecticut	128,831	100,794	372,255	-	-	37	601,880	4.7%
Washington	107,968	-	346,434	-	113,089	24	567,491	4.4%
Ohio	183,920	176,830	91,468	32,630	26,911	37	511,759	4.0%
Wisconsin	144,472	-	-	22,682	297,404	32	464,558	3.6%
Remaining portfolio	1,780,009	1,538,424	516,156	211,692	873,139	382	4,919,420	38.4%
Total	**$3,581,102**	**$3,577,149**	**$2,207,194**	**$817,632**	**$2,625,080**	**868**	**$12,808,157**	**100.0%**

NOI By State	Senior Housing Triple-net	Skilled Nursing	Senior Housing Operating	Hospital	Medical Office & Life Science (1)	Total Properties	Total NOI (2)	% of Total
Massachusetts	$ 2,968	$ 10,037	$ 6,187	$ -	$ 7,372	57	$ 26,564	9.2%
California	2,275	-	8,801	7,397	3,880	47	22,353	7.8%
New Jersey	5,757	10,198	-	948	3,128	46	20,031	7.0%
Texas	5,008	4,906	2,257	3,543	3,860	77	19,574	6.8%
Florida	4,878	6,949	165	-	7,369	85	19,361	6.7%
Pennsylvania	4,233	13,676	-	794	360	44	19,063	6.6%
Connecticut	3,191	2,506	6,941	-	-	37	12,638	4.4%
Ohio	3,284	5,382	1,373	812	323	37	11,174	3.9%
Wisconsin	3,181	-	-	683	6,764	32	10,628	3.7%
West Virginia	1,029	8,809	-	-	-	24	9,838	3.4%
Remaining portfolio	47,905	34,111	13,091	5,053	16,064	382	116,224	40.5%
Total	**$ 83,709**	**$ 96,574**	**$ 38,815**	**$ 19,230**	**$ 49,120**	**868**	**$ 287,448**	**100.0%**

Notes:

(1) Includes unconsolidated joint ventures. Balance and NOI for Massachusetts represent our Life Science portfolio only.

(2) Represents NOI including discontinued operations for the three months ended June 30, 2011, excluding other income totaling $5,341,000.

20

Top Ten Relationship Descriptions

Genesis HealthCare, LLC, located in Kennett Square, PA, is a privately held company that operates 233 eldercare facilities, consisting of 208 skilled nursing/post-acute facilities and 25 assisted living facilities. Genesis has the ability to serve over 28,500 residents across 14 New England and Middle Atlantic states. Genesis also provides third-party rehabilitation services to nearly 900 healthcare providers. As of June 30, 2011, the HCN portfolio consisted of 148 facilities with 18,000 units in 11 states with an investment balance of $2.5 billion.

Benchmark Senior Living, LLC, located in Wellesley, MA, is a privately held company that operates 44 facilities with over 4,000 residents across the Northeast. The company currently operates independent living, assisted living, and dementia care facilities that focus on low to moderate acuity. As of June 30, 2011, the HCN portfolio consisted of 34 facilities with 3,007 units in six states with an investment balance of $908.3 million.

Merrill Gardens, LLC, located in Seattle, WA, is a privately held company that owns, operates and/or manages 46 independent and assisted living facilities with over 5,500 units in ten states. As of June 30, 2011, the HCN portfolio consisted of 38 facilities in eight states with an investment balance of $709.9 million.

Senior Living Communities, LLC, located in Charlotte, NC, is a private company that operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates 12 facilities in five states. As of June 30, 2011, the HCN portfolio consisted of 12 facilities in five states with an investment balance of $606.1 million.

Brandywine Senior Living, LLC, located in Mount Laurel, NJ, is a privately held company that operates 19 senior housing facilities with over 1,800 units in five states. As of June 30, 2011, the HCN portfolio consisted of 19 facilities in five states with an investment balance of $605.4 million.

Senior Star Living, located in Tulsa, OK, is a private operator of CCRCs and independent living, assisted living and dementia care facilities that operates 10 facilities in six states. As of June 30, 2011, the HCN portfolio consisted of 10 facilities in six states with an investment balance of $460.6 million.

Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a publicly traded company that provides independent living and assisted living services. The company operates 558 facilities in 34 states with the ability to serve approximately 51,000 residents. As of June 30, 2011, the HCN portfolio consisted of 74 facilities in 16 states with an investment balance of $319.1 million.

Aurora Health Care, Inc., located in Milwaukee, WI, is a non-profit operator of over 240 hospitals, pharmacies and clinics in eastern Wisconsin. Aurora is investment grade rated and is the largest health care system in the state. As of June 30, 2011, the HCN portfolio consisted of 18 facilities with an investment balance of $297.4 million.

Capital Senior Living Corporation, (NYSE:CSU) located in Dallas, TX, is a publicly traded company that owns, operates, develops and manages senior living communities throughout the United States. The Company operates 77 senior living communities in 23 states with an aggregate capacity of approximately 11,000 residents. As of June 30, 2011, the HCN portfolio consisted of 24 facilities in seven states with an investment balance of $296.8 million.

Silverado Senior Living, Inc., located in Irvine, CA, is a privately held company that operates 21 facilities with 1,044 units across five states. The company currently operates dementia care, skilled nursing, and assisted living facilities. As of June 30, 2011, the HCN portfolio consisted of 19 facilities in five states with an investment balance of $260.8 million.

PORTFOLIO

PORTFOLIO

Metropolitan Statistical Area Concentration (1)

(dollars in thousands)

	Top 31	Top 75	Top 100
Senior housing triple-net	$ 1,387,679	$ 2,060,482	$ 2,315,934
% of senior housing triple-net	38.8%	57.5%	64.7%
Skilled nursing	1,532,868	2,129,724	2,217,652
% of skilled nursing	42.9%	59.5%	62.0%
Senior housing operating	1,098,011	1,800,517	1,848,616
% of senior housing operating	49.7%	81.6%	83.8%
Hospital	421,862	696,740	732,007
% of hospital	51.6%	85.2%	89.5%
Medical office	1,350,033	1,805,014	1,957,821
% of medical office	59.2%	79.1%	85.8%
Life science (2)	342,725	342,725	342,725
% of life science	100.0%	100.0%	100.0%
Total portfolio	**$ 6,133,178**	**$ 8,835,202**	**$ 9,414,755**
% of total portfolio	**47.9%**	**69.0%**	**73.5%**

Region Concentration

(dollars in thousands)

By Region (3)	Total Properties	Investment Balance (2)	% of Total
South Atlantic	231	$ 2,628,740	20.5%
New England	117	2,228,193	17.4%
Middle Atlantic	102	1,932,203	15.1%
East North Central	111	1,618,993	12.6%
Pacific	74	1,610,711	12.6%
West South Central	97	1,032,823	8.1%
West North Central	32	645,819	5.0%
Mountain	45	574,286	4.5%
East South Central	59	536,389	4.2%
Total	**868**	**$ 12,808,157**	**100.0%**

Notes:
(1) Metropolitan statistical areas are as defined by the U.S. Census Bureau. Top 31, 75 and 100 classifications are reported per the National Investment Center Market Area Profiles Subscription Service.
(2) Includes HCN's share of unconsolidated joint ventures.
(3) Region definitions are derived from census bureau definitions and are itemized in the glossary.

22

PORTFOLIO

Portfolio Performance

	Age	Occupancy	Cash Flow Coverage (2)	Facility Revenue Mix: Private Pay	Medicaid	Medicare
Stable Portfolio (1)						
Senior housing triple-net (3)	12	88.0%	1.47x	86.5%	9.4%	4.1%
Skilled nursing	24	85.3%	2.42x	19.5%	47.8%	32.7%
Senior housing operating	13	89.6%	n/a	99.1%	0.0%	0.9%
Hospital	14	67.6%	2.71x	31.3%	6.2%	62.5%
Medical office	12	93.3%	n/a	100.0%	0.0%	0.0%
Total	**15**		**2.05x**	**80.1%**	**10.0%**	**9.9%**

Notes:
(1) Data as of June 30, 2011 for medical office and senior housing operating and March 31, 2011for remaining asset types.
(2) Represents trailing twelve month coverage metrics.
(3) Excludes entrance fee portfolio.

Entrance Fee Portfolio

	Properties	Average Age	Investment Balance (millions)	Entrance Fee Units	Entrance Fee Occupancy	Rental Units	Rental Occupancy
Entrance Fee Portfolio							
Open Properties	13	6	$660.1	1,428	54%	1,046	88%

Same Store Cash NOI Growth

(dollars in thousands)

	Properties (4)	2Q10 Same Store Cash NOI	2Q11 Same Store Cash NOI	% Change
Same Store Portfolio				
Senior housing triple-net (1)	174	$ 41,925	$ 43,623	4.1%
Skilled nursing triple-net (1)	163	33,302	34,040	2.2%
Senior housing operating (2)	98	34,158	38,471	12.6%
Hospitals (1)	22	10,579	10,834	2.4%
Medical office (3)	121	26,408	26,767	1.4%
Total	**578**	**$ 146,372**	**$ 153,735**	**5.0%**

Notes:
(1) Represents cash-only rent or interest income excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).
(2) See page 24
(3) See page 28
(4) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.

23

PORTFOLIO

Portfolio Composition - Senior Housing Operating

(dollars in thousands; dollar amounts represent 100% of partnerships)

	4Q10	1Q11	2Q11	3Q11	4Q11
Total Senior Housing Operating Performance					
Properties	47	99	99		
Average age (years)	15	12	13		
Beds/Units	6,075	10,538	10,536		
Investment balance	$ 1,080,416	$ 2,240,442	$ 2,207,194		
Total occupancy	85.7%	84.2%	86.3%		
Total revenues	$ 38,197	$ 71,286	$ 123,149		
Operating expenses	$ 24,628	$ 49,272	$ 84,334		
NOI	$ 13,569	$ 22,014	$ 38,815		
Total cap-ex / TI / LC	$ 2,131	$ 2,903	$ 4,066		

	2Q10	2Q11
Total Senior Housing Operating Same Store Performance (1)		
Properties	98	98
Total revenues	116,650	124,768
Operating expenses	82,492	86,297
NOI	34,158	38,471

	Amount	Blended Interest Rate	Weighted Average Maturity
Secured Debt (2)			
Principal balance	$ 1,099,137	5.3%	6.5

	Properties	Beds/Units	% of Total
By State			
California	25	2,791	26.5%
Washington	14	1,599	15.2%
Connecticut	14	1,381	13.1%
Massachusetts	13	1,055	10.0%
Texas	8	568	5.4%
Other	25	3,142	29.8%
Total	**99**	**10,536**	**100.0%**

Notes:
(1) Represents those properties in operation for 15 months preceding the end of the portfolio performance period. Amounts for 2Q10 represent the performance of operators that were not owned or operated by HCN.
(2) Non-recourse debt to HCN, secured by the joint ventures' assets.

24

Same Store (148 properties)

Stable Portfolio Performance—Senior Housing Triple-Net

(excludes entrance fee portfolio)

Trailing Twelve Month Cash Flow Coverage

1.70 1.60 1.50 1.40 1.30

2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11

1.54x

1.47x

basis 1Q11/ 1Q11/

points 1Q10 4Q10

Same Store -(1)

Stable(6)(5)

Occupancy

95% 90% 85% 80% 75%

2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11

88.6%

88.0%

basis 1Q11/ 1Q11/

poits 1Q10 4Q10

Same Store(60) 10

Stable(120)(40)

Revenue per Occupied Unit

$4,700 $4,500 $4,300 $4,100 $3,900

$4,534

$4,437

2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11

1Q11/ 1Q11/

(% chg) 1Q10 4Q10

Same Store 3.2% 0.6%

Stable 3.7% 2.6%

Expense per Occupied Unit

$3,000 $2,750 $2,500 $2,250 $2,000

2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11

$2,914

$2,905

1Q11/ 1Q11/

(% chg) 1Q10 4Q10

Same Store 4.5% 1.8%

Stable 3.2% 2.7%

PORTFOLIO

PORTFOLIO

Same Store (166 properties)

Portfolio Performance—Skilled Nursing Stable

Trailing Twelve Month Cash Flow Coverage

2.5 2.4 2.3 2.2 2.1

2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11

2.44x

2.42x

basis 1Q11/ 1Q11/

points 1Q10 4Q10

Same Store 8 4

Stable 8 4

Occupancy

90% 85% 80% 75% 70%

2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11

85.3% 84.8%

basis 1Q11/ 1Q11/

points 1Q10 4Q10

Same Store(20) 40

Stable(10) 50

Revenue per Occupied Bed

$7,500 $7,250 $7,000 $6,750 $6,500

2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11

$7,381 $7,364

1Q11/ 1Q11/

(% chg) 1Q10 4Q10

Same Store 7.3% 0.0%

Stable 6.6% -0.2%

Expense per Occupied Bed

$6,500 $6,000 $5,500 $5,000 $4,500

$5,920

$5,858

2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11

1Q11/ 1Q11/

(% chg) 1Q10 4Q10

Same Store 6.2% 0.2%

Stable 5.5% 0.1%

Same Store(12 properties)

Stable Portfolio Performance—Hospitals

Trailing Twelve Month Cash Flow Coverage

3.0 2.8 2.6 2.4 2.2

2.71x

2.63x

2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11

basis 1Q11/ 1Q11/

points 1Q10 4Q10

Same Store(16)(14)

Stable(13)(19)

Occupancy

75% 70% 65% 60% 55%

2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11

70.7%

67.6%

basis 1Q11/ 1Q11/

points 1Q10 4Q10

Same Store 495 413

Stable 439 202

PORTFOLIO

PORTFOLIO

Portfolio Composition - Medical Office Buildings

(dollars in thousands)

	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
Health system-affiliated	115	7,225,368	$ 1,826,238	$ 48,442	$ 13,059	$35,383	12	94.0%
Unaffiliated	36	1,198,536	317,884	8,257	2,764	5,493	16	89.0%
Subtotal	**151**	**8,423,904**	**2,144,122**	**56,699**	**15,823**	**40,876**	**12**	**93.3%**
Equity investment (1)	6	405,414	47,436	1,179	280	899		
Discontinued operations	-	-	-	1,050	565	485		
Development	3	603,023	61,228	-	-	-		
Loans	3	122,921	9,164	161	-	161		
Land	3	-	20,405	-	-	-		
Total	**166**	**9,555,262**	**$ 2,282,355**	**$ 59,089**	**$ 16,668**	**$42,421**		

Portfolio Performance - Medical Office Buildings

(dollars in thousands)

	2Q10	3Q10	4Q10	1Q11	2Q11
Total MOB Performance					
Properties*	123	124	142	145	151
Square feet*	6,403,531	6,521,731	7,756,147	8,070,387	8,423,904
Investment balance*	$ 1,594,469	$ 1,619,393	$ 2,009,895	$ 2,096,836	$ 2,144,122
Occupancy*	93.0%	93.3%	93.3%	92.9%	93.3%
Total revenue*	$ 40,932	$ 42,535	$ 43,314	$ 54,225	$ 56,699
Operating expenses*	$ 11,970	$ 12,334	$ 12,085	$ 14,617	$ 15,823
NOI from continuing operations*	$ 28,962	$ 30,201	$ 31,229	$ 39,608	$ 40,876
NOI from discontinued operations	$ 538	$ 468	$ 525	$ 588	$ 485
Total cap-ex / TI / LC	$ 5,060	$ 4,754	$ 5,997	$ 5,054	$ 4,858
Expired (square feet)* (2)	576,252	587,143	534,413	552,532	594,633
Retained (square feet)* (2)	457,286	488,694	451,147	433,627	496,728
Retention rate* (2)	79.4%	83.2%	84.4%	78.5%	83.5%

	2Q10	3Q10	4Q10	1Q11	2Q11
Same Store Performance*					
Properties	121	121	121	121	121
Square feet	6,265,391	6,265,391	6,265,391	6,265,391	6,265,391
Investment balance	$ 1,566,681	$ 1,556,963	$ 1,549,534	$ 1,539,203	$ 1,524,610
Occupancy	93.0%	93.2%	93.5%	93.2%	93.5%
Cash revenue	$ 37,875	$ 38,342	$ 38,659	$ 38,691	$ 38,345
Operating expenses	$ 11,467	$ 11,616	$ 11,069	$ 11,401	$ 11,578
Cash NOI	$ 26,408	$ 26,726	$ 27,590	$ 27,290	$ 26,767

	2011	2012	2013	2014	2015
Remaining Lease Expirations*					
Square feet	183,822	637,540	486,772	567,336	501,994
% of total portfolio	2.2%	7.6%	5.8%	6.7%	6.0%

* Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, terminations and discontinued operations.

Notes:

(1) Amounts reflected at HCN's ownership interest in unconsolidated joint venture properties.

(2) Amounts represent trailing twelve months from the indicated quarter end.

28

PORTFOLIO

Portfolio Concentration - Medical Office Buildings

By Tenant*	Square Feet	% of Total
Aurora Health Care, Inc.	1,441,588	17.1%
Melbourne Internal Medicine Associates	352,839	4.2%
Tenet Health Systems	282,235	3.4%
Swedish Health Services	181,814	2.2%
Baptist Health System, Inc	161,933	1.9%
Remaining Portfolio	6,003,495	71.2%
Total	**8,423,904**	**100.0%**

*Excludes equity investments, development and loan properties.

By Region*	Properties	Square Feet	% of Total	Committed Balance ($000s)	Committed Balance per Square Foot
East North Central	26	1,851,173	19.4%	$ 378,693	$ 205
South Atlantic	48	1,826,744	19.1%	520,127	285
Middle Atlantic	14	1,155,747	12.1%	308,718	267
Pacific	15	1,081,138	11.3%	344,696	319
West North Central	15	1,001,453	10.5%	247,725	247
Mountain	17	956,044	10.0%	233,861	245
West South Central	17	942,491	9.9%	218,796	232
East South Central	14	740,472	7.7%	142,231	192
Total	**166**	**9,555,262**	**100.0%**	**$ 2,394,847**	**$ 251**

*Region definitions are derived from U.S. Census Bureau definitions and are itemized in the glossary.

By State	Properties	Square Feet	% of Total	Committed Balance ($000s)	Committed Balance per Square Foot
Wisconsin	18	1,441,588	15.1%	$ 297,404	$ 206
Florida	30	1,256,598	13.2%	395,054	314
Texas	16	897,688	9.4%	207,645	231
New Jersey	7	879,359	9.2%	253,390	288
California	10	687,130	7.2%	205,511	299
Tennessee	8	408,107	4.3%	100,757	247
Arizona	5	338,529	3.5%	91,096	269
Washington	4	330,844	3.5%	113,089	342
Nevada	9	324,992	3.4%	104,919	323
Alabama	5	304,050	3.2%	39,251	129
Remaining portfolio	54	2,686,377	28.0%	586,731	218
Total	**166**	**9,555,262**	**100.0%**	**$ 2,394,847**	**$ 251**

29

PORTFOLIO

Portfolio Composition - Life Science Buildings

(dollars in thousands; dollar amounts represent HCN's 49% ownership interest)

	2Q10	3Q10	4Q10	1Q11	2Q11
Total Life Science Performance					
Properties	7	7	7	7	7
Average age (years)	12	12	12	12	13
Square feet	1,188,132	1,188,132	1,118,132	1,188,132	1,188,132
Investment balance	$ 352,385	$ 349,832	$ 346,562	$ 344,413	$ 342,725
Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Total revenues (1)	$ 9,355	$ 10,401	$ 10,521	$ 11,270	$ 10,584
Operating expenses	$ 2,716	$ 3,035	$ 2,855	$ 3,601	$ 3,212
NOI	$ 6,639	$ 7,366	$ 7,666	$ 7,669	$ 7,372
Total cap-ex / TI / LC	$ -	$ -	$ -	$ -	$ -

	Amount	Blended Interest Rate	Weighted Average Maturity
Secured Debt (2)			
Principal balance	$ 164,549	6.3%	3.6

	Square Feet	% of Total
By Tenant		
Millennium (Takeda)	628,934	52.9%
Alkermes	210,248	17.7%
Brigham & Women's Hospital	125,096	10.5%
Ariad Pharmaceuticals	100,361	8.4%
Novartis	70,475	5.9%
Genzyme	52,518	4.4%
Other Tenants	500	0.2%
Total (3)	**1,188,132**	**100.0%**

Notes:
(1) Include amortization of below market rents and straight-line rent of $1,041,000 for the three months ended June 30, 2011.
(2) Non-recourse debt to HCN, secured by the joint venture's assets.
(3) Excludes two parking garages consisting of 1,709 spaces included in the Forest City Enterprises joint venture.

30

PORTFOLIO

Development Activity

(dollars in thousands)

	Projects	Beds / Units / Square Feet	CIP Balance at 12/31/10	2011 YTD Funding	2011 YTD Conversions	CIP Balance at 6/30/2011
Development Properties						
Combination - rental	10	1,124	$ 38,206	$ 55,685	$ -	$ 93,891
Freestanding dementia care	1	42	-	4,647	-	4,647
Hospital	3	202	208,882	39,675	(219,623)	28,934
Medical office	6	917,261	85,512	81,656	(105,940)	61,228
Sub-total	**20**		**$ 332,600**	**$ 181,663**	**$ (325,563)**	**$ 188,700**
Expansion Projects						
CCRC - entrance fee	5	75	$ 5,762	$ 5,063	$ (3,278)	$ 7,547
Combination - entrance fee	6	135	11,693	10,604	(6,383)	15,914
Hospital	1	31	6,738	2,819	(9,557)	-
Sub-total	**12**		**24,193**	**18,486**	**(19,218)**	**23,461**
Total	**32**		**$ 356,793**	**$ 200,149**	**$ (344,781)**	**$ 212,161**

Development Funding Projections *

(dollars in thousands)

				Projected Future Funding				
	Projects	Beds / Units / Square Feet	Initial Yield	2011 Funding	2012 Funding	Funding Thereafter	Unfunded Commitments	Committed Balances
Development Properties								
Combination - rental	10	1,124	8.6%	$ 67,930	$ 19,701	$ -	$ 87,631	$ 181,522
Freestanding dementia care	1	42	9.0%	3,178	-	-	3,178	7,825
Hospital	1	46	11.0%	2,266	-	-	2,266	31,200
Medical office	3	603,021	8.6%	35,893	76,600	-	112,492	173,720
Total	**15**			**$109,267**	**$ 96,301**	**$ -**	**$ 205,567**	**$ 394,267**

Development Project Conversion Estimates*

(dollars in thousands)

Quarterly Conversions

	Amount	Projected Initial Cash Yields (1)
1Q11 actual	$ 105,940	8.8%
2Q11 actual	219,625	9.3%
3Q11 estimate	80,775	9.6%
4Q11 estimate	68,800	8.5%
1Q12 estimate	24,350	9.0%
2Q12 estimate	122,607	8.3%
3Q12 estimate	-	
4Q12 estimate	97,733	8.8%
Total	**$ 719,830**	

Annual Conversions

	Amount	Projected Initial Cash Yields (1)
2011 estimate	$ 475,140	9.1%
2012 estimate	244,690	8.6%
2013 estimate	-	0.0%
2014 estimate	-	0.0%
2015+ estimate	-	0.0%
Total	**$ 719,830**	

Notes:
* Excludes expansion projects
(1) Actual initial yields may be higher if the underlying market rates increase. MOBs represent stabilized yields.

31

PORTFOLIO

Unstabilized Properties

(dollars in thousands)

Property Type	3/31/2011 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions/ Reclassifications	6/30/2011 Properties
CCRC - entrance fee	3	0	0	0	3
CCRC - rental	2	0	0	0	2
Combination - entrance fee	7	0	0	0	7
Combination - rental	18	(3)	0	1	16
Freestanding assisted living	1	0	0	0	1
Freestanding dementia care	1	0	0	0	1
Freestanding skilled nursing	2	(2)	0	0	0
Long term acute care hospital	1	(1)	0	0	0
Acute care hospital	1	0	1	0	2
Inpatient rehab facility	0	0	1	0	1
Total	**36**	**(6)**	**2**	**1**	**33**

Property Type	6/30/2011 Properties	Beds / Units	Investment Balance	% of Total Investment
CCRC - entrance fee	3	654	$ 205,058	1.6%
CCRC - rental	2	634	151,296	1.2%
Combination - entrance fee	7	1,194	324,385	2.5%
Combination - rental	16	2,077	318,902	2.5%
Freestanding assisted living	1	101	15,316	0.1%
Freestanding dementia care	1	56	10,041	0.1%
Acute care hospital	2	197	315,961	2.5%
Inpatient rehab facility	1	50	14,026	0.1%
Total	**33**	**4,963**	**$ 1,354,985**	**10.6%**

Occupancy	3/31/2011 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions/ Reclassification	6/30/2011 Properties
0 - 50%	11	(1)	2	(1)	(2)	9
50% - 70%	16	(4)	0	2	1	15
70% +	9	(1)	0	0	1	9
Total	**36**	**(6)**	**2**	**1**	**0**	**33**

Occupancy	6/30/2011 Properties	Months In Operation	Revenues	% of Total Revenues (1)	Investment Balance	% of Total Investment
0 - 50%	9	16	$ 50,523	5.4%	$ 633,022	5.0%
50% - 70%	15	22	37,816	4.0%	499,050	3.9%
70% +	9	24	37,816	4.0%	222,913	1.7%
Total	**33**	**21**	**$ 126,155**	**13.4%**	**$ 1,354,985**	**10.6%**

Notes:
(1) Includes annualized revenues as presented on page 13.

32

Portfolio Trends

Relationship Concentration Trend (1)

100% 80% 60% 40% 20% 0%

4Q08 4Q09 4Q10 2Q11

54.1% Top 10

41.4% Top 5

Property Type Trend (2)

50% 40% 30% 20% 10% 0%

4Q08 4Q09 4Q10 2Q11

28.3% 27.5% 18.4% 16.9% 6.3% 2.6%

SH-NNN SNF MOB SH-O

HOS LSB

Payor Mix Trend (3)

100% 80% 60% 40% 20% 0%

80.1%

10.0% 9.9%

Private Medicaid Medicare

Notes:

(1) Relationship concentration trend based on investment balances for the dates presented. (2) Property type trend based on committed investment balances for the dates presented.

(3) Payor mix is weighted by investment balance including stable and unstabilized properties but excluding properties under construction.

PORTFOLIO

GLOSSARY

Age: Current year, less the year built, adjusted for major renovations.

Assisted Living: Assisted living facilities are state regulated rental properties that provide the same services as independent living facilities, but also provide supportive care from trained employees to residents who require assistance with activities of daily living, including management of medications, bathing, dressing, toileting, ambulating and eating.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

Cash Flow Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. CFC is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

CCRC: Continuing care retirement communities are campuses with both independent living and skilled nursing, but often include detached homes and/or assisted living as well. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services.

Combination: A property that offers two or more levels of care (i.e. independent living, assisted living, dementia and skilled nursing), but does not meet the definition of a CCRC.

Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced.

Construction Conversion: Represents completed construction projects that were placed into service and began earning rent.

Dementia Care: Certain assisted living facilities may include state licensed settings that specialize in caring for those afflicted with Alzheimer’s disease and/or similar forms of dementia.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information. EBITDARM is used to calculate CFC.

Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Expense per Occupied Unit: Represents the ratio of revenue less EBITDARM to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate expense per occupied unit and has not independently verified the information.

Freestanding: A property that offers one level of service.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities.

Independent Living: Independent living facilities are age-restricted multi-family properties with central dining facilities that provide residents access to28 meals and other services such as housekeeping, linen service, transportation and social and recreational activities.

Initial Cash Yield: Represents annualized contractual or projected income to be received in cash at date of investment divided by investment amount.

Investment Amount:

Acquisitions – Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP. New loans – Represents face amount of new loan.

Construction conversion – Represents book balance converted from CIP to real property upon completion. Capital improvements to existing properties – Represents cash funded to tenants under an existing lease. Loan advances – Represents cash funded to operators under an existing loan agreement.

Investment Balance: Represents net book value of real estate investments or the company’s interest in unconsolidated joint ventures as reflected on the company’s balance sheet.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies.

Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services.

Metropolitan Statistical Area: Metropolitan statistical areas are geographic entities defined by the U.S. Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating and publishing Federal statistics. The NIC MAP™ Data and Analysis Service provides revenue, supply and demographic information for the IL/CCRC, assisted living, and skilled nursing service types and commonly aggregates the information for the top 31, top 75 and top 100 MSAs. The company provides investment balance information in the same categories as another measure of geographic concentration.

Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Region Definitions: Eight divisions as established by the Census Bureau.

New England – Connecticut , Maine , Massachusetts, New Hampshire, Rhode Island, Vermont. Middle Atlantic – New Jersey, New York, Pennsylvania.

East North Central – Indiana, Illinois, Michigan, Ohio, Wisconsin.

West North Central – Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota.

South Atlantic – Delaware, District of Columbia, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, West Virginia.

East South Central – Alabama, Kentucky, Mississippi, Tennessee. West South Central – Arkansas, Louisiana, Oklahoma, Texas.

Mountain – Arizona, Colorado, Idaho, New Mexico, Montana, Utah, Nevada, Wyoming. Pacific – Alaska, California, Hawaii, Oregon, Washington.

GLOSSARY

GLOSSARY

Renewal Rate: The ratio of total square feet expiring and available for lease to total renewed square feet.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Rental: A property where the resident pays a monthly market rate for the level of care provided, but is not required to pay a substantial upfront fee.

Revenue per Occupied Unit: Represents the ratio of total revenue to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate revenue per occupied unit and has not independently verified the information.

Same Store: For the medical office building portfolio, same store is defined as those properties owned for the entire previous five quarters. Properties acquired, developed or classified in discontinued operations are excluded from the same store amounts. For all other property types, same store is defined as those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period, unless otherwise noted. Excludes senior housing operating portfolio.

Senior Housing Operating: Includes independent and assisted living properties held in consolidated joint ventures, structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Senior Housing Triple-net: Includes independent and assisted living properties subject to triple-net operating leases and real estate loans receivable.

Skilled Nursing: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a property is considered stable (versus unstabilized or under development) when it has achieved lease up or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Entrance fee communities are considered stable after achieving aggregate property occupancy of 80% or more.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Yield on Sale: Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds.

The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for certain items detailed on page 13. FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions at medical office buildings. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for certain items detailed on page 13. The company believes that normalized FFO and normalized FAD are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. A covenant in our line of credit arrangement contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy this covenant could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of this debt agreement and the financial covenant, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Effecitve July 27, 2011, our covenant requires an adjusted fixed charge ratio of at least 1.50 times.

Net operating income (NOI) is used to evaluate the operating performance of the company’s properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of the company’s properties at the property level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance of our properties.

Other than Adjusted EBITDA, the company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with a financial covenant of our line of credit arrangement and is not being presented for use by investors for any other purpose. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

SUPPLEMENTAL REPORTING MEASURES

HEALTH CARE REIT, INC. 4500 Dorr Street Toledo, OH 43615-4040 419.247.2800 main 419.247.2826 fax www.hcreit.com